EXHIBIT A

Pursuant to Rule 13d-1(k) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: May 29, 2012	WILLIAM AND SUSAN OBERNDORF TRUST, DATED 10/19/98

	By:	/s/ William E. Oberndorf
		Name:	William E. Oberndorf
		Title:	Co-Trustee

OBERNDORF FAMILY PARTNERS

	By:	/s/ William E. Oberndorf
		Name:	William E. Oberndorf
		Title:	General Partner

WILLIAM E. OBERNDORF

/s/ William E. Oberndorf